                                                                   Exhibit 23.1



                           Consent of Independent Auditors



The Board of Directors and Stockholders
C-COR.net Corp:


We consent to incorporation by reference in the registration statements
(Nos. 2-95959, 33-27440, 33-35208, 33-66590, 333-02505, 333-65805) on Form S-8
and (No. 333-82697) on Form S-3 of C-COR.net Corp. of our report dated September 20, 1999 relating to the supplemental consolidated balance sheets of C-COR.net Corp. as of June 25, 1999 and June 26, 1998, and the related supplemental consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 25, 1999, which report appears in the Form 8-K of C-COR.net Corp. dated September 17, 1999. The supplemental consolidated financial statements give retroactive effect to the mergers of C-COR.net Corp. and Convergence.com, which occurred on July 9, 1999, and Silicon Valley Communications, Inc., which occurred on September 17, 1999.

                                                              KPMG LLP
State College, Pennsylvania
September 24, 1999